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                                                                  Exhibit (m)1.2
                        FRANK RUSSELL INVESTMENT COMPANY
                                DISTRIBUTION PLAN

                 RUSSELL MULTI-MANAGER PRINCIPAL PROTECTED FUND

                                 CLASS B SHARES
                                 CLASS C SHARES

This Distribution Plan (the "Plan") has been adopted with respect to Class B Shares and Class C Shares (the "Shares") issued by the Frank Russell Multi-Manager Principal Protected Fund (the "Fund"), a series of Frank Russell Investment Company (the "Company"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), by the Board of Trustees (the "Board") of the Company pursuant to Rule 12b-1 under the 1940 Act.

Section 1. Payment of Distribution-Related Services. In respect of Class B Shares of the Fund, the Company shall compensate each principal underwriter (the "Distributor") that has entered into a Sales Support Agreement (a "Support Agreement") with the Fund, in respect of Shares of the Fund, the form of which is set forth as Appendix A hereto, for any activities, services or expenses, as set forth in the Distributor's Support Agreement, primarily intended to result in the sale of Class B Shares of the Fund, provided that any material modifications to those activities or services to be performed shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. In respect of Class B Shares of the Fund, for services performed in accordance with this Section 1 of the Plan pursuant to the Distributor's Support Agreement, the Company shall pay the Distributor its Allocable Portion, as hereinafter defined, of a fee (the "Distribution Fee"), which shall accrue daily at the rate of 0.75% per annum of the Fund's average daily net assets attributable to the Class B Shares of the Fund and be payable monthly in arrears.

In respect of Class C Shares of the Fund, the Company may compensate the Distributor or any Selling Agent (whether directly or through the Distributor), which Distributor has entered into a Support Agreement with the Fund and which Selling Agent has entered into a Sales Support Agreement with the Distributor, for any activities, services or expenses, as set forth in the applicable agreement or agreements, primarily intended to result in the sale of Class C Shares of the Fund, provided that any material modifications to those activities or services to be performed shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. In respect of Class C Shares, payments by the Company for services performed in accordance with this
Section 1 of the Plan pursuant to the Distributor's Support Agreement and any Selling Agent's Sales Support Agreement shall accrue daily and be payable monthly at a rate or rates set from time to time by the Board, provided that no rate set by the Board for Class C Shares of the Fund may exceed, on an annual basis, 0.75% of the average daily net assets attributable to the Class C Shares of the Fund.

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The Distributor may compensate one or more investment advisers, banks, broker-dealers or other financial institutions (each, a "Selling Agent") that has entered into a Sales Support Agreement (a "Sales Support Agreement") with the Distributor, in respect of Shares of the Fund, a form of which is set forth as each of Appendix B and C hereto or as otherwise approved or ratified by the Board, for any activities, services or expenses primarily intended to result in the sale of Class B Shares of the Fund, provided that any material modifications to those activities or services to be performed shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. For services performed in accordance with this Section 1 of the Plan pursuant to a Selling Agent's Sales Support Agreement, such Selling Agent shall receive such compensation, not inconsistent with the Plan, as the Distributor may determine and as shall be specified in that agreement.

Section 2. Distribution-Related Expenses Covered by the Plan. The fees payable under Section 1 of the Plan in respect of Shares may be used to compensate (a) Selling Agents for sales support services provided, and related expenses incurred, in respect of Shares by such Selling Agents and (b) the Distributor for distribution services provided, and related expenses incurred by it in respect of Shares, including payments made by the Distributor to compensate Selling Agents for providing such support services and incurring such related expenses. The fees payable under Section 1 of the Plan to the Distributor may be assigned, sold or pledged by the Distributor. Notwithstanding anything in the Plan to the contrary, no Selling Agent shall have any right, title or interest to any portion of any Distribution Fees payable in respect of the Class B Shares of the Fund and no Selling Agent shall have any claim against the Fund for any compensation, expense or liability relating to the Class B Shares of the Fund.

Section 3. Support Agreements. The Distributor's Support Agreement in respect of the Class B Shares of the Fund shall provide, in substance, that: (a) the Distributor shall be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of the Fund upon the settlement date of each sale of a "Commission Share" (as defined in the allocation procedures attached as Schedule 2 to the Distributor's Support Agreement (the "Allocation Procedures")) of the Fund taken into account in determining such Distributor's Allocable Portion of such Distribution Fees; (b) notwithstanding anything to the contrary set forth in the Plan, the Distributor's Support Agreement, or any distribution agreement between the Company and the Distributor (the "Distribution Agreement"), a form of which is attached hereto as Appendix D, the Company's obligation to pay such Distributor its Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of the Fund shall not be terminated or modified (including, without limitation, by changes in the Class B Share conversion feature providing for the automatic exchange of Class B Shares for any other class of shares of the Fund) for any reason (including a termination of the Plan, the Distributor's Support Agreement or the Distribution Agreement) except (i) to the extent required by a change in the 1940 Act, the rules thereunder, or the Conduct Rules of the National Association of Securities Dealers, Inc. (the "Conduct Rules"), in each case enacted or promulgated after November 25, 2002, (ii) on a basis which does not alter the Distributor's Allocable Portion of the Distribution Fees computed, with reference to Commission Shares, the Date of Original Issuance (as defined in the Allocation Procedures) of which occurs on or

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prior to the adoption of such termination or modification and with respect to
Free Shares (as defined in the Allocation Procedures) which would be attributed to such Distributor under the Allocation Procedures, or (iii) in connection with a "Complete Termination" (as hereinafter defined) of the Plan in respect of the Class B Shares of the Fund; and (c) notwithstanding anything to the contrary set forth in the Plan, the Distributor's Support Agreement, or the Distribution Agreement, such Distributor may assign, sell or pledge (collectively, "Transfer") its rights to its Allocable Portion of the Distribution Fees (but not such Distributor's obligations to the Company under the Distributor's Support Agreement) to finance the expenditures related to the distribution of Class B Shares of the Fund and in connection therewith, upon receipt of notice of such Transfer, the Company shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Distributor's Allocable Portion of the Distribution Fees in respect of the Class B Shares of the Fund so Transferred, and notwithstanding anything of the contrary set forth in the Plan, the Distributor's Support Agreement, or the Distribution Agreement, except as provided in clause 3(b) hereof, to the extent the Distributor has Transferred its right thereto as aforesaid, the Company's obligation to pay to the Distributor's Transferee such Distributor's Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of the Fund in accordance with the Plan shall be absolute and unconditional, and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of the Distributor (it being understood that such provision is not a waiver of the Company's right to pursue such Distributor and enforce such claims against the assets of such Distributor other than its right to the Distribution Fees, in respect of the Class B Shares of the Fund transferred in connection with Transfer.) The Distributor shall promptly notify the Fund in writing of each such Transfer by providing the Fund with the name and address of each such Transferee. The Distributor may direct the Fund to pay any Transferee's Allocable Portion directly to such Transferee. In such event, the Distributor shall provide the Fund with a monthly calculation of the amount to which each Transferee is entitled (the "Monthly Calculation"). In such event, the Fund shall, upon receipt of such notice and Monthly Calculation from the Distributor, make all payments required directly to the Transferee or Transferees in accordance with the information provided in such notice and Monthly Calculation upon the same terms and conditions as if such payments were to be paid to the Distributor. Alternatively, in connection with a Transfer, the Distributor may direct the Fund to pay all or a portion of the fees to which the Distributor is entitled from time to time to a depository or collection agent designated by any Transferee, which depository or collection agent may be delegated the duty of dividing such fees between the Transferee's Allocable Portion and the balance (such balance, when distributed to the Distributors by the depository or collection agent, the "Distributors' Allocable Portion"), in which case only the Distributor's Allocable Portion may be subject to offsets or claims the Fund may have against the Distributor.

Any officer of the Company is authorized to execute and deliver, in the name and on behalf of the Company or the Fund, (a) written agreements with Selling Agents and (b) a written agreement with the Distributor, each in a form duly approved from time to time by the Company's Board. Any such agreement with the Distributor and any such

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agreement(s) with Selling Agents shall be in substantially the forms attached hereto as Appendix A and Appendix B (or C), respectively, until modified by the Board.

Section 4. Limitations on Payments. All expenses incurred by the Fund in connection with the Distributor's Support Agreement and the implementation of the Plan shall be borne entirely by the beneficial owners or holders of the Shares of the Fund.

Notwithstanding anything herein to the contrary, the Fund shall not be obligated to make, and shall not make, any payments under the Plan that exceed the maximum amounts payable under the Conduct Rules.

Section 5. Reports of Distributor. So long as the Plan is in effect, the Distributor shall provide to the Board for its review, at least quarterly, a written report of the amounts expended by the Company on behalf of the Fund pursuant to the Plan or the Support Agreement, or by Selling Agents pursuant to Sales Support Agreements, and the purposes for which such expenditures were made with such other information as the Board may request.

Section 6. Definition of Majority Vote. As used herein, the term "Majority Vote" of the Shares of the Fund means a vote of the holders of the lesser of (a) more than fifty percent (50%) of the outstanding Shares of the Fund or (b) sixty-seven percent (67%) or more of the Shares of the Fund present at a shareholders' meeting, if the holders of more than 50% of the outstanding Shares of such Fund are present or represented by proxy.

Section 7. Approval of Plan. The Plan will become effective at such time as is specified by the Board, as to the Shares of the Fund, provided, however, that the Plan is approved by (a) a Majority Vote of the Shares of the Fund, and (b) a majority of the Board, including a majority of the trustees who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Independent Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

Section 8. Continuance of Plan. The Plan may continue in effect for so long as its continuance is specifically approved at least annually by the Company's Board in the manner described in Section 7 hereof. In determining whether there is a reasonable likelihood that continuation of the Plan will benefit the Fund and its Class B or Class C Shareholders, the Board may consider that the Distributor has incurred substantial costs and has entered into an arrangement with a third party or third parties in order to finance the distribution activities for such Class.

Section 9. Amendments. The Plan may be amended at any time with respect to any Class of the Fund by the Board provided that (a) any amendment to increase materially the costs that such Class may bear for distribution pursuant to the Plan shall be effective upon only the Majority Vote of the outstanding Shares of the affected Class of the Fund, and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in Section 7(b) hereof.

Section 10. Termination. The Plan and any agreements entered into pursuant to the Plan may be terminated as to the Class B Shares or Class C Shares of the Fund, without

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penalty at any time by (a) a vote of a majority of the Independent Trustees, or
(b) a Majority Vote of such outstanding Shares of the Fund.[Upon termination of the Plan with respect to Class B Shares, the obligation of the Fund to make payments pursuant to the Plan with respect to such Class shall terminate and the Fund shall not be required to make payments hereunder beyond the date of such termination with respect to expenses incurred in connection with Shares of such Class sold prior to such termination date, provided that each of the requirements of a Complete Termination of the Plan in respect of such Class, as defined in Section 14 of the Plan, is met.]

Section 11. Selection/Nomination of Trustees. While the Plan is in effect, the selection and nomination of the Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

Section 12. Records. The Company will preserve copies of the Plan, and any agreements and written reports regarding the Plan presented to the Board for a period of not less than six years.

Section 13. Miscellaneous. The captions in the Plan are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Section 14. Definitions. For purposes of the Plan, the term "Allocable Portion" of Distribution Fees payable in respect of Class B Shares of the Fund as applied to any Distributor shall mean the portion of such Distribution Fees payable in respect of such Fund allocated to such Distributor in accordance with the Allocation Procedures.

For purposes of the Plan, the term "Complete Termination" of the Plan in respect of the Class B Shares of the Fund means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B Shares of the Fund, and the termination of the Plans along with the complete cessation of the payment of all "asset based sales charges" (as such term is defined in the Conduct Rules) or similar fees pursuant to every other distribution plan pursuant to Rule 12b-1 under the 1940 Act in respect of Class B Shares of the Fund and any successor fund acquiring a substantial portion of the assets of the Fund (collectively, the "Affected Funds") and for every future class of shares of each Affected Fund which has substantially similar characteristics to the Class B Shares of the Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares; provided, that, (a) the Board, including a majority of the Independent Trustees, at a meeting duly called and noticed to the full Board, shall have determined in good faith that such termination is in the best interest of the Fund and the shareholders of the Fund and of the Fund's Class B Shares, taking into account to the extent appropriate in the judgment of the Board, the impact of such decision on the distributor's ability to finance distribution costs for the Fund's Class B Shares in the future, and (b) such termination does not alter the contingent deferred sales charges in effect immediately prior to such termination applicable to Commission Shares of the Fund, the Date of Original Issuance (as defined in the Allocation Procedures) of which occurs on or prior to the date of such termination.

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IN WITNESS WHEREOF, Frank Russell Investment Company has adopted this Plan with respect to the Russell Multi-Manager Principal Protected Fund as of ___________.

                                              FRANK RUSSELL INVESTMENT
                                              COMPANY

                                              By:______________________________
                                              Title:___________________________

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                                                                      Appendix A

                             SALES SUPPORT AGREEMENT
                                WITH DISTRIBUTOR

                                 CLASS B SHARES
                                 CLASS C SHARES

Ladies and Gentlemen:

We wish to enter into this Sales Support Agreement (this "Agreement") with you concerning the provision of sales support assistance relating to Class B and Class C Shares ("Shares") of the Frank Russell Multi-Manager Principal Protected Fund (the "Fund"), an investment portfolio of Frank Russell Investment Company (the "Company") for which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Shares.

The terms and conditions of this Agreement are as follows:

Section 1. You agree to provide or cause to be provided reasonable sales support assistance in connection with the sale of Shares. Your assistance may include, but neither is required to include nor is limited to, arranging for the following services and materials: (1) providing facilities to answer questions from prospective investors about the Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Company to Customers and providing such other sales support assistance as may be requested by the Company from time to time. In addition, you may provide your endorsement of the Shares as an inducement for others to invest in the Shares. All services rendered hereunder by you or caused to be rendered hereunder shall be performed in a professional, competent and timely manner.

Section 2. We recognize that those who you retain to provide services or materials described in this Agreement may be subject to the provisions of the Investment Advisers Act of 1940 and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, such persons may be restricted in the activities they may undertake and for which they may be paid. You will cause such persons to perform only those activities, which are consistent with statutes and regulations applicable to them. You will cause such persons to act solely for the account of their Customers.

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Section 3. You will provide or cause to be provided such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or by any personnel employed by you or by persons retained by you to provide services or materials described herein) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

Section 4. Neither you nor any of your officers, employees or agents are authorized to make or cause to be made any representations concerning, the Company or the Shares, except those contained in the Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, or in such supplemental literature or advertising as may be authorized on behalf of the Company in writing.

Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Company in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, except as may otherwise be expressly agreed in writing between you and the Company, you agree to and do release, indemnify and hold the Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same). You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 6. In consideration of the services and facilities provided or caused to be provided by you hereunder, (a) in respect of Class B Shares, the Company agrees (i) to pay you monthly in arrears your Allocable Portion (as defined in the Plan) of a fee (the "Distribution Fee"), which shall accrue daily in an amount equal to the product of the daily equivalent of 0.75% per annum multiplied by the net asset value of the Class B Shares of the Fund outstanding on such day and (ii) to withhold from redemption proceeds your Allocable Portion of the CDSCs (as hereinafter defined), and pay the same over to you at your direction and (b) in respect of Class C Shares, the Company agrees to pay you monthly in arrears your Allocable Portion of a fee which shall accrue daily in an amount equal to the product of the daily equivalent of 0.75% per annum multiplied by the net asset value of the Class C Shares of the Fund outstanding on such day. From these fees or your own sources, you, acting as agent of the Company, shall compensate persons retained by you to provide services and materials described in this Agreement. Subject to Section 7 hereof and as may be permitted by the distribution plan as in effect in respect of Shares of the Fund, as may be amended from time to time in accordance with its terms (the "Plan"): (a) the fee rates payable to you may be prospectively increased or decreased by the Company or its designees, in its sole discretion, at any time upon notice to you; and (b) the Company or its designees may, in its discretion and without notice, suspend or withdraw the sale of Shares of any or all Funds, including the sale of Shares of any or all Funds, including the sale of Shares for the account of any person.

The fees payable under this Section 6 shall be used for sales support services provided or caused to be provided, and related expenses incurred, by you or by any person retained

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by you to provide services or materials described in this Agreement. Payments may be paid to such persons or applied to commissions, incentive compensation or other compensation to, and expenses of, your account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on your unreimbursed expenses incurred in connection with your sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating offices in connection with the sale of Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services.

Section 7. You acknowledge and agree to the following in respect of Class B shares: (a) you shall be deemed to have performed all services required to be performed in order to be entitled to receive the Allocable Portion of the Distribution Fees and contingent deferred sales charges, as set forth in the Fund's first effective prospectus and Schedule 1 hereto, payable in respect of the Class B Shares of the Fund ("CDSCs") upon the settlement date of each sale of a "Commission Share" (as defined in the Allocation Procedures attached as Schedule 2 hereto (the "Allocation Procedures")) of the Fund taken into account in determining your Allocable Portion of such Distribution Fees; (b) notwithstanding anything to the contrary set forth in the Plan, this Agreement, or any distribution agreement between you and the Company (the "Distribution Agreement"), the Company's obligation to pay you the Allocable Portion of the Distribution Fees and any CDSCs payable in respect of the Class B Shares of the Fund shall not be terminated or modified (including, without limitation, by changes in the Class B Share conversion feature providing for the automatic exchange of Class B Shares the Plan, for any other class of shares of the Fund) for any reason (including a termination of this Agreement or the Distribution Agreement) except (i) to the extent required by a change in the 1940 Act, the rules thereunder, or the Conduct Rules of the National Association of Securities Dealers, Inc. (the "Conduct Rules"), in each case enacted or promulgated after November 25, 2002, (ii) on a basis which does not alter the Allocable Portion of the Distribution Fees computed, with reference to Commission Shares, the Date of Original Issuance (as defined in the Allocation Procedures) of which occurs on or prior to the adoption of such termination or modification and with respect to Free Shares (as defined in the Allocation Procedures) which would be attributed to you under the Allocation Procedures, or (iii) in connection with a "Complete Termination" (as defined in the Plan) of the Plan in respect of the Class B Shares of the Fund; (c) notwithstanding anything to the contrary set forth in the Plan, this Agreement, or the Distribution Agreement, the Company will not take any action on behalf of the Fund to waive or change any CDSC in respect of the Class B Shares of the Fund, except as provided in the Fund's first effective prospectus or statement of additional information without the consent of you and your permitted assigns of all or any portion of your rights to the Allocable Portion of the CDSCs; (d) notwithstanding anything to the contrary set forth in the Plan, this Agreement, or any distribution agreement between you and the Company (the "Distribution Agreement"), neither the termination of your role as principal underwriter, nor the termination of this Agreement, nor the termination of the Plan, in respect of Class B Shares of the Fund, will terminate your right to the Allocable Portion of the CDSCs in respect of Class B Shares; and (e) notwithstanding anything to the contrary set forth in the Plan, this Agreement, or the Distribution Agreement, you may assign, sell or pledge (collectively, "Transfer") your rights to the Allocable Portion of the Distribution Fees and CDSCs (but not your obligations to the Company hereunder) to finance the expenditures related to the distribution of Class B Shares of the Fund and in connection therewith, upon receipt of notice of such Transfer, the Company shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Allocable Portion of the Distribution Fees or CDSCs in respect of the Class B Shares of the Fund so Transferred, and notwithstanding anything of the contrary set forth in the Plan, this Agreement, or the Distribution Agreement, except as provided in clause 7(b) herein, to the extent that you have Transferred your right thereto as aforesaid, the Company's obligation to pay to the Transferee the Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B Shares of the Fund in accordance with the Plan shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, including, without limitation, any of the foregoing based your insolvency or bankruptcy (it being understood that such provision is not a waiver of the Company's right to pursue you and enforce such claims against your assets other than the Company's right to the Distribution Fees and CDSCs, in respect of the Class B Shares of the Fund transferred in connection with Transfer.) You shall promptly notify the Company in writing of each such Transfer by providing the Company with the name and address of each such Transferee. You may direct the Company to pay any Transferee's Allocable Portion directly to such Transferee. In such event, the Distributor shall provide the Company with a monthly calculation of the amount to which each Transferee is entitled (the "Monthly Calculation"). In such event, the Company shall, upon receipt of such notice and Monthly Calculation from you, make all payments required directly to the Transferee or Transferees in accordance with the information provided in such notice and Monthly Calculation upon the same terms and conditions as if such payments were to be paid to you. Alternatively, in connection with a Transfer, you may direct the Company to pay all or a portion of the fees to which you are entitled from time to time to a depository or collection agent designated by any Transferee, which depository or collection agent may be delegated the duty of dividing such fees between the Transferee's Allocable Portion and the balance (such balance, when distributed to you by the depository or collection agent, the "Distributors' Allocable Portion"), in which case only your Allocable Portion may be subject to offsets or claims the Fund may have against you.

Section 8. You agree to furnish or cause to be furnished to the Company or its designees such information as it or they may reasonably request (including, without limitation, periodic certifications confirming the provision of the services described herein), and will otherwise cooperate with the Company and its designees (including, without limitation, any auditors or legal counsel designated by the Company or its agents), in connection with the preparation of reports to the Board concerning this Agreement and the monies paid or payable pursuant hereto and the purposes for which such monies were paid or payable, which reports shall be provided no less frequently than quarterly, as well as any other reports or filings that may be required by law.

Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that you will cause each person retained by you to provide services or materials under this Agreement to disclose the compensation payable to such persons, hereunder, together with any other compensation they receive in connection with the investment of their customers' assets in Shares of the Funds, to their customers to the extent required by applicable laws or regulations, which compensation will be authorized by their customers and will not be excessive or unreasonable under the laws and instruments governing their relationships with customers. By your written acceptance of this Agreement, you represent and warrant that: (i) in the event an issue pertaining to this Agreement or the Plan related hereto is submitted for shareholder approval, and you have the authority to do so, you will vote any Shares held for your own account in the same proportion as the vote of the Shares held for your customers' benefit; and (ii) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained any licenses required by such law. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

Section 10. You agree to, and agree to cause others retained by you pursuant to this Agreement to conform to any compliance standards adopted by the Company and provided to you as to when Shares in the Fund may be appropriately sold to or retained by particular investors.

Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designees, or at such other date specified by the Board, provided, however, that it shall have been approved by a majority of the Board, including a majority of trustees who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such Agreement. This Agreement will continue in effect for so long as its continuance is specifically approved at least annually by a majority of the Board, including a majority who are Independent Trustees, cast in person at a meeting called for the purpose of voting on such Agreement, unless earlier terminated. This Agreement is terminable with respect to any Fund's Shares, without penalty, at any time, upon notice to the other party hereto, by the Company (which termination may be by a vote of a majority of the Independent Trustees or by vote of the holders of a majority of the outstanding Shares of such Fund) or by you. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act).

Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a conforming copy by mail), or to such other address as either party shall so provide in writing to the other.

Section 13. This Agreement will be construed in accordance with the laws of the state of Washington without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880; Attention:
President.

                                           Very truly yours,
                                           FRANK RUSSELL INVESTMENT
                                           COMPANY

Dated as of _____________                  By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                           ACCEPTED AND AGREED TO:
                                           RUSSELL FUND DISTRIBUTORS, INC.
                                           909 A Street
                                           Tacoma, WA 98402
                                           Fax # 253-596-2497
                                           Attention: ________________________
Dated as of _____________                  By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                   Schedule 1
                         to the Sales Support Agreement
                              with the Distributor

                                  CDSC SCHEDULE


     Class                     Year after Purchase                    CDSC
     -----                     -------------------                    ----

       B                               1                              5.00%
                                       2                              4.00%
                                       3                              4.00%
                                       4                              3.00%
                                       5                              3.00%
                                      6-8                             0.00%

                                   SCHEDULE 2
                         to the Sales Support Agreement
                                with Distributor

                              ALLOCATION PROCEDURES

     The following relates solely to Class B Shares.

     The Distributor's Allocable Portion of Distribution Fees and CDSCs in respect of Class B Shares shall be 100% until such time as the Distributor shall cease to serve as exclusive distributor of Class B Shares; thereafter collections which constitute CDSCs and Distribution Fees relating to Class B Shares shall be allocated among the Distributor and any successor distributor ("Successor Distributor") in accordance with this Schedule A.

     Defined terms used in this Schedule A and not otherwise defined herein shall have the meanings assigned to them in the Sales Support Agreement with Distributor, of which this Schedule A is a part. As used herein the following terms shall have the meanings indicated:

     "Commission Share" means each Class B Share, which is issued under circumstances which would normally give rise to an obligation of the holder of such Class B Share to pay a CDSC upon redemption of such share and any such Class B Share shall continue to be Commission Share of the Fund prior to the redemption or conversion of such share, even though the obligation to pay the CDSC may have expired or conditions for waivers thereof may exist

     "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the CDSC payable on redemption thereof, if any, is computed.

     "Free Share" means, in respect of the Fund, each Class B Share of the Fund, other than a Commission Share (including, without limitation, and Class B Share issued in connection with the reinvestment of dividends or capital gains).

     "Inception Date" means in respect of the Fund, the first date on which the Fund issued shares.

     "Net Asset Value" means the net asset value determined as set forth in the Prospectus of the Fund.

     "Omnibus Share" means, in respect of the Fund, a Commission Share or Free Share sold by one of the selling agents listed on Annex A hereto. If, subsequent to the Successor Distributor becoming exclusive distributor of the Class B Shares, the Distributor reasonably determines that the transfer agent is able to track all Commission Shares and Free Shares sold by any of the selling agents listed on Annex A in the same manner as Commission Shares and Free Shares are currently tracked in respect of selling agents not listed on Annex A, then Annex A shall be amended to delete such selling agent from Annex A so that Commission Shares and Free Shares sold by such selling agent will no longer be treated as Omnibus Shares.

PART I: ATTRIBUTION OF CLASS B SHARES

       Class B Shares which are outstanding from time to time, shall be attributed to the Distributor and each Successor Distributor in accordance with the following rules;

       (1)    Commission Shares other than Omnibus Shares:

       (a) Commission Shares which are not Omnibus Shares ("Non-Omnibus Commission Shares") attributed to the Distributor shall be those Non-Omnibus Commission Shares the date of Original Issuance of which occurred on or after the Inception Date of the Fund and on or prior to the date the Distributor ceased to be exclusive distributor of Class B Shares of the Fund.

       (b) Non-Omnibus Commission Shares attributable to each Successor Distributor shall be those Non-Omnibus Commission Shares the Date of Original Issuance of which occurs after the date such Successor Distributor became the exclusive distributor of Class B Shares of the Fund and on or prior to the date such Successor Distributor ceased to be the exclusive distributor of Class B Shares of the Fund.

       (2)    Free Shares:

       Free shares which are not Omnibus Shares ("Non-Omnibus Free Shares") of the Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the Non-Omnibus Commission Shares of the Fund outstanding on such date are attributed to each on such date; provided that if the Distributor and its transferees reasonably determines that the transfer agent is able to produce monthly reports which track the Date of Original Issuance for such Non-Omnibus Free Shares, then such Free Shares shall be allocated pursuant to clause 1(a) and (b) above.

       (3)    Omnibus Shares:

       Omnibus Shares of the Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the Non-Omnibus Commission Shares of the Fund outstanding on such date are attributed to it on such date; provided that if the Distributor reasonably determines that the transfer agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the Omnibus Shares shall be allocated pursuant to clause 1(a) and (b) above.

PART II: ALLOCATION OF CDSCs

       (1) CDSCs Related to the Redemption of Non-Omnibus Commission Shares:

CDSCs in respect of the redemption of Non-Omnibus Commission Shares shall be allocated to the Distributor or a Successor Distributor depending upon whether the related redeemed Commission Share is attributable to the Distributor or such Successor Distributor, as the case may be, in accordance with Part I above.

     (2)  CDSCs Related to the Redemption of Omnibus Shares:

     CDSCs in respect of the redemption of Omnibus Shares shall be allocated to the Distributor or a Successor Distributor in the same proportion that CDSCs related to the redemption of Commission Shares are allocated to each thereof; provided, that if the Distributor reasonably determines that the transfer agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the CDSCs in respect of the redemption of Omnibus Shares shall be allocated among the Distributor and any Successor Distributor depending on whether the related redeemed Omnibus Share is attributable to the Distributor or a Successor Distributor, as the case may be, in accordance with
Part I above.

PART III: ALLOCATION OF DISTRIBUTION FEE

     Assuming that the Distribution Fee remains constant over time so that Part IV hereof does not become operative:

     (1) The portion of the aggregate Distribution Fee accrued in respect of all Class B Shares of the Fund during any calendar month allocable to the Distributor or a Successor Distributor is determined by multiplying the total of such Distribution Fee by the following fraction:

                                    (A + C)/2
                                    ---------
                                     (B + D)/2

where:

A= The aggregate Net Asset Value of all Class B Shares of the Fund attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

B= The aggregate Net Asset Value of all Class B Shares of the Fund at the beginning of such calendar month

C= The aggregate Net Asset Value of all Class B Shares of the Fund attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month

D= The aggregate Net Asset Value of all Class B Shares of the Fund at the end of such calendar month

     (2) If the Distributor reasonably determines that the transfer agent is able to produce automated monthly reports which allocate the average Net Asset Value of the

Commission Shares (or all Class B Shares if available) of the Fund among the Distributor and any Successor Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Distribution Fee accrued in respect of all such Class B Shares of the Fund during a particular calendar month will be allocated to the Distributor or a Successor Distributor by multiplying the total of such Distribution Fee by the following fraction:

                                    (A)/(B)

where:

A= Average Net Asset Value of all such Class B Shares of the Fund for such calendar month attributed to the Distributor or a Successor Distributor, as the case may be

B= Total average Net Asset Value of all such Class B Shares of the Fund for such calendar month

PART IV: ADJUSTMENT OF THE DISTRIBUTOR'S ALLOCABLE PORTION AND EACH SUCCESSOR DISTRIBUTOR'S ALLOCABLE PORTION

The parties to the Distribution Agreement recognize that, if the terms of any distributor's contract, any distribution plan, any prospectus, the Conduct Rules or any other applicable law change, which change disproportionately reduces, in a manner inconsistent with the intent of this Distribution Agreement, the amount of the Distributor's Allocable Portion or any Successor Distributor's Allocable Portion had no such change occurred, the definitions of the Distributor's Allocable Portion and/or the Successor Distributor's Allocable Portion in respect of the Class B Shares relating to the Fund shall be adjusted by agreement among the relevant parties provided, however, if the Distributor, the Successor Distributor and the Company cannot agree within thirty (30) days after the date of any such change in applicable laws or in any distributor's contract, distribution plan, prospectus or the Conduct Rules, they shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on each of them.

                                                                      Appendix B

                             SALES SUPPORT AGREEMENT
                               WITH SELLING AGENT

                          CLASS B AND/OR CLASS C SHARES
                                   ("Shares")

Ladies and Gentlemen:

We wish to enter into this Sales Support Agreement ("Agreement") with you concerning the provision of sales support assistance relating to Shares of the Frank Russell Multi-Manager Principal Protected Fund (the "Fund"), an investment portfolio of Frank Russell Investment Company (the "Company") for which we are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Shares.

The terms and conditions of this Agreement are as follows:

Section 1. You agree to provide reasonable sales support assistance in connection with the sale of Shares to your customers ("Customers"). Your assistance may include, but neither is required to include nor is limited to, the following: (1) providing facilities to answer questions from prospective investors about the Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information;
(3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Company to Customers and providing such other sales support assistance as may be requested by us or the Company from time to time. In addition, you may provide your endorsement of the Shares to your Customers as an inducement to invest in the Shares. All services rendered hereunder by you shall be performed in a professional, competent and timely manner.

Section 2. We recognize that you may be subject to the provisions of the Investment Advisers Act of 1940 and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, you may be restricted in the activities you may undertake and for which you may be paid. You will perform only those activities, which are consistent with statutes and regulations applicable to you. You will act solely for the account of your Customers.

Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, the Company or the Shares, except those contained in the Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us or the Company or on its behalf to you, or in such supplemental literature or advertising as may be authorized by us on behalf of the Company in writing.

Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us or the Company in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us and the Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with us or the Company or our respective designees concerning the performance of your responsibilities under this Agreement.

Section 6. In consideration of the services and facilities provided by you hereunder, we, acting on behalf of the Company, will pay to you, and you will accept as full payment therefor, a fee as set forth in Schedule 1 hereto, as may be amended from time to time by the parties. The fee rate payable to you may be prospectively increased or decreased by us or the Company or our respective designees, in our or its sole discretion, at any time upon notice to you. Further, we, the Company or our respective designees may, in our or its discretion and without notice, suspend or withdraw the sale of Shares of any or all Funds, including the sale of Shares for the account of any Customer or Customers and require that Shares be redeemed if any condition of investment in Shares, as described in the applicable then-current prospectuses, are not met. Notwithstanding anything in the Plan or this Agreement to the contrary, you shall not have any right, title or interest to any portion of any distribution fees or contingent deferred sales charges payable in respect of Class B Shares nor shall you have any claim against the Fund for any compensation, expense or liability relating to the Class B Shares of the Fund.

The fees payable under this Section 6 shall be used for sales support services provided, and related expenses incurred, by you. Payments may be applied to commissions, incentive compensation or other compensation to, and expenses of, your account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on your unreimbursed expenses incurred in connection with your sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating your offices in connection with the sale of Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services. By your acceptance of this Agreement, you agree to and do waive such portion of any fee payable to you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued hereunder with respect to the Shares owned by or on behalf of Customers on any day does not exceed the income to be accrued by the Company to such shares on that day.

Section 7. You agree to furnish us or the Company or our respective designees with such information as we, it or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us, the Company and our respective designees (including, without limitation, any auditors or legal counsel designated by the Company or its agents), in connection with the preparation of reports to the Company's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in Shares of the Funds, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with Customers. By your written acceptance of this Agreement, you represent and warrant that: (i) in the event an issue pertaining to this Agreement or the Shares Plan related hereto is submitted for shareholder approval, and you have the authority to do so, you will vote any Shares held for your own account in the same proportion as the vote of the Shares held for your Customers' benefit; and (ii) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained any licenses required by such law. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

Section 10. You agree to conform to any compliance standards adopted by us or the Company as to when a Shares in the Fund may be appropriately sold to or retained by particular investors.

Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designees and continue in effect until terminated. This Agreement is terminable with respect to any Fund's Shares, without penalty, at any time by the Company (which termination may be by a vote of a majority of the disinterested Trustees of the Company or by vote of the holders of a majority of the outstanding Shares of such Fund) or by us or you upon notice to the other party hereto.

Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a conforming copy by mail), or to such other address as either party shall so provide in writing to the other.

Section 13. This Agreement will be construed in accordance with the laws of the state of Washington without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880; Attention:
President.

                                          Very truly yours,

                                          RUSSELL FUND DISTRIBUTORS, INC.

Dated as of _______________               By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________
                                          ACCEPTED AND AGREED TO:

                                          ____________________________________
                                           (Firm Name)

                                          ____________________________________
                                           (Address)

                                          ____________________________________
                                           (City)      (State)     (County)
                                          Fax #_______________________________
                                          Attention:__________________________
Dated as of _____________                 By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                   Schedule 1
                         to the Sales Support Agreement
                               with Selling Agent

                            FEE / COMMISSION SCHEDULE

      Shares                                 Fees/Commissions
      ------

     Class B                                             4.00%/1/

     Class C                                             0.75%/2/

_______________

/1/ The commission rate for Class B Shares is expressed as a percentage of the initial purchase price.
/2/ The fee rate for Class C shares is expressed a percentage of the average daily net asset value of Class C Shares outstanding during the prior period.

                                                                      Appendix C

                             SALES SUPPORT AGREEMENT
                         WITH SALOMON SMITH BARNEY, INC.



                            SALOMON SMITH BARNEY INC.

                          MUTUAL FUND DEALER AGREEMENT

                         To the Undersigned Distributor:

Ladies and Gentlemen:

We understand that you are principal distributor of shares ("Shares") of the _____________ ____________ Funds ("Funds") registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"). You desire that Salomon Smith Barney Inc. ("Salomon Smith Barney") act as a dealer with respect to the sale of Shares to its customers. In consideration of the mutual covenants stated below, you and Salomon Smith Barney agree as follows:

1. Purchase of Shares at Public Offering Price. Salomon Smith Barney will use such efforts to sell Shares as it in its sole discretion determines, and will not be required to sell any specified or minimum number of Shares of any Fund. Sales of Shares through Salomon Smith Barney will be at the public offering price of such Shares (the net asset value of the Shares plus any applicable sales charge), as determined in accordance with the then effective prospectus(es) and statement(s) of additional information used in connection with the offer and sale of the Shares (collectively, the "Prospectus"). The public offering price will reflect scheduled variations in or the elimination of sales charges on sales of Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. Salomon Smith Barney agrees to apply any scheduled variation in or waivers of sales charges uniformly to all customers meeting the qualifications therefor as specified in the Prospectus.

2. Rights of Accumulation and Letters of Intent. With respect to Funds sold with an initial sales charge, Salomon Smith Barney's customers will be entitled to reduced sales charges on purchases made under any letter of intent or right of accumulation described in the Prospectus. In such case, the concession from the public offering price retained by Salomon Smith Barney will be based upon such reduced sales charge; however, if a Salomon Smith Barney customer fails to fulfill a letter of intent, thereafter you will pay Salomon Smith Barney the amount required to reflect the appropriate concession based on the actual purchases made by the customer. When placing wire trades, Salomon Smith Barney agrees to advise you of any letter of intent executed by its customer or any available right of accumulation.

3. Exchanges and Redemptions. Exchanges of Shares between Funds and redemptions of Shares by a Fund or repurchases of Shares by you will be effected in the manner and upon the terms described in the Prospectus. Exchanges will be subject to such restrictions and charges as are provided for in the Prospectus. Redemptions and repurchases will be subject to any applicable contingent deferred sales charges, redemption fees or other charges as are provided for in the Prospectus. Any order placed by Salomon Smith Barney for the repurchase or redemption of Shares is subject to the timely receipt by you or the pertinent Fund's transfer agent of all required documents in good order.

4. Handling and Receipt of Orders. The handling and settlement of purchase, exchange and redemption orders will be subject to the provisions of the Prospectus and such further procedures you and Salomon Smith Barney determine to be appropriate from time-to-time, consistent with this Agreement. Orders which Salomon Smith Barney receives prior to the close of business as defined in the Prospectus and placed with you within the time frame set forth in or consistent with the Prospectus shall be executed at the public offering price next computed after they are received by Salomon Smith Barney. You will provide such assistance to Salomon Smith Barney in processing orders as Salomon Smith Barney reasonably requests. With each order, Salomon Smith Barney will notify you of the state of residence of the customer to whom the order pertains. Salomon Smith Barney will be responsible for the accuracy, timeliness and completeness of purchase, redemption or exchange orders it transmits to you by wire or telephone. All orders shall be subject to your confirmation.

5. Shareholder Servicing. If you and Salomon Smith Barney agree, on an ongoing basis Salomon Smith Barney will provide shareholder servicing to its customers who maintain investments in Shares. In so doing, Salomon Smith Barney and its employees and representatives may provide the following services, among others: answer customer inquiries regarding the Funds and customer investments therein; assist customers in changing dividend options; answer questions about special investment and withdrawal plans, and assist customers in enrolling in such plans; distribute reports and materials relating to the Funds to customers; assist in the establishment and maintenance of accurate customer accounts and records, including assisting in processing changes in addresses and other customer information; and assist in processing purchase, exchange and redemption orders.

6.   Compensation and Expenses

     A. With respect to Shares which are sold with an initial sales charge, Salomon Smith Barney will retain such concessions from the public offering price as are specified in the Prospectus. With respect to Shares which are not sold with an initial sales charge, you will pay commissions to Salomon Smith Barney at such rates as you and Salomon Smith Barney may determine from time to time, consistent with this Agreement. Consistent with the Prospectus and applicable law and regulation, from time to time you and Salomon Smith Barney may determine that Salomon Smith Barney will retain the full amount of initial sales charges and/or that you will pay Salomon Smith Barney additional compensation in connection with Salomon Smith Barney's sales of shares.

         B. If Salomon Smith Barney provides shareholder services pursuant to Paragraph 5 of this Agreement, you will pay Salomon Smith Barney ongoing service fees at such rates as you and Salomon Smith Barney may determine from time to time. Such payments shall be consistent with applicable law and regulation and this Agreement. Your obligation to make payments to Salomon Smith Barney under this Subparagraph 6B shall survive any termination of this Agreement, and shall continue so long as Salomon Smith Barney provides shareholder services described in Paragraph 5 of this Agreement to its customers who hold Shares.

         C. You will pay Salomon Smith Barney ongoing trail commission compensation with respect to holdings by Salomon Smith Barney of Shares of Funds with respect to which you pay such compensation generally to dealers, at such rates as you and Salomon Smith Barney may determine from time to time. Payments under this Subparagraph 6C may be in addition to the payment of service fees as described in Subparagraph 6B of this Agreement, and are subject to applicable law and regulation and this Agreement. Your obligation to make payments to Salomon Smith Barney under this Subparagraph 6C shall survive any termination of this Agreement, and shall continue so long as Salomon Smith Barney's customers maintain their investments in Shares.

         D. With respect to expenses not specifically addressed elsewhere in this Agreement, each party hereto will be responsible for the expenses it incurs in acting hereunder. Consistent with the Prospectus and applicable law and regulation, from time to time you and Salomon Smith Barney may determine that you will pay or reimburse Salomon Smith Barney for expenses it incurs in connection with selling Shares.

7. NASD Regulation. Each party to this Agreement represents that it is a member of the National Association of Securities Dealers, Inc. ("NASD") and each party agrees to notify the other should it cease to be such a member. With respect to the sale of Shares hereunder, you and Salomon Smith Barney agree to abide by the Conduct Rules of the NASD, including but not limited to the following:

         A. Salomon Smith Barney shall not withhold placing customers orders for Shares so as to profit itself as a result of such withholding. Salomon Smith Barney shall not purchase any Shares from you other than for its own investment or to cover purchase orders already received by it from its customers.

         B. If any Shares purchased by Salomon Smith Barney are repurchased by the Fund which issued such Shares or by you for the account of that Fund, or are tendered for redemption, within seven (7) business days after confirmation by you of the original purchase order for such Shares, no compensation as set forth in Paragraph 6 above will be payable to Salomon Smith Barney with respect to such Shares, and Salomon Smith Barney will refund to you the full amount of any such compensation paid or allowed to it on the original sale. You agree to notify Salomon Smith Barney in writing of any such repurchase or redemption within ten (10) business days of the date on which the redemption is requested or Share certificates are tendered to you, the pertinent Fund or its transfer agent. Termination or cancellation of this Agreement will not relieve the parties from the requirements of this subparagraph.

         C. Neither party to this Agreement will, as principal, purchase any Shares from a customer at a price lower than the net asset value next determined by or for the Fund that issued such Shares. Nothing in this subparagraph shall prevent Salomon Smith Barney from selling Shares for a customer to you or to the Fund which issued such Shares at the net asset value then quoted by or for such Fund (less any applicable contingent deferred sales charge or other charges) and charging a fair commission or service fee for handling the transaction.

8. Suspension or Withdrawal of Offering. You reserve the right to suspend sales of Shares of any Fund or withdraw any offering of Shares entirely.

9. Provision of Materials. At your expense, you will furnish Salomon Smith Barney with current prospectuses and statements of additional information of the Funds (including any supplements thereto), periodic reports to Fund shareholders and marketing and other materials you have prepared relating to the Funds in such quantities as Salomon Smith Barney reasonably requests.

10. Representations by Salomon Smith Barney Concerning the Funds. Salomon Smith Barney and its agents and employees are not authorized to make any representations concerning the Funds or their Shares except those contained in or consistent with the Prospectus and such other written materials you provide relating to the Funds or other statements or representations, written or oral, which you furnish or make to Salomon Smith Barney about the Funds.

11. Prospectus Delivery. Salomon Smith Barney will provide each of its customers purchasing Shares with the pertinent prospectus(es) prior to or at the time of purchase. Salomon Smith Barney will provide any customer who so requests with the pertinent statement(s) of additional information.

12.      Liability and Indemnification

         A. You agree to be liable for, to hold Salomon Smith Barney, its officers, directors and employees harmless from and to indemnify each of them for any losses and costs arising from: (i) any of your actions, and the actions of your employees and affiliates, relating to the sale of Fund shares, including but not limited to any statements or representations contained in any sales or other material relating to the Funds you or your affiliates provide to Salomon Smith Barney or any other statements or representations, written or oral, concerning the Funds that you, your employees and your affiliates make to Salomon Smith Barney; (ii) any material misstatement in or omission of a material fact from a Fund's prospectus or statement of additional information; (iii) any failure of any Fund or its Shares to be properly registered and available for sale under any applicable federal law and regulation; and (iv) any of your actions, or the actions of your affiliates, relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. You shall not be liable for any consequential damages.

         B. Salomon Smith Barney agrees to be liable for, to hold you, your officers, directors and employees harmless from and to indemnify them from any losses and costs arising from: (i) any statements or representations that Salomon Smith Barney or its employees make concerning the Funds that are inconsistent with either the pertinent Funds' then-current prospectus and statement of additional information or any other material you have provided or any other statements or representations, written or oral, you have made to Salomon Smith Barney relating to the Funds; and (ii) any of Salomon Smith Barney's actions relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. Salomon Smith Barney shall not be liable for any consequential damages.

         C. The provisions of this Paragraph 12 shall survive the termination of this Agreement.

13. Arbitration. If a dispute arises between you and Salomon Smith Barney with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing NASD Code of Arbitration Procedure ("NASD Code"). The parties agree, that to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry.

14. Miscellaneous. This Agreement shall be governed by the laws of New York State. This Agreement may be amended only upon the written agreement of both parties hereto, and may be terminated by either party on ten days' written notice to the other. If your payments to Salomon Smith Barney under Subparagraphs 6B and/or 6C hereunder in whole or in part are financed by a Fund in accordance with a Fund's plan of distribution adopted pursuant to rule 12b-1 under the 1940 Act, then in the event of the termination of such rule 12b-1 plan of distribution by a Fund's board of directors or trustees or shareholders, you and Salomon Smith Barney agree to negotiate in good faith with respect to whether and to what extent you will continue to make payments from your own resources to Salomon Smith Barney as required by Subparagraphs 6B and 6C hereunder.

         This Agreement constitutes the entire agreement between you and Salomon Smith Barney and supersedes all prior oral or written agreements between you and Salomon Smith Barney and its predecessors relating to the sale of Shares.

         Sincerely,

         SALOMON SMITH BARNEY INC.

         By:                 ___________________________

         Dated:              ___________________________


         AGREED AND ACCEPTED:

         Distributor Name:   ___________________________

         By:                 ___________________________

         Dated:              ___________________________

                                                                      Appendix D

                             DISTRIBUTION AGREEMENT



                         Please refer to Exhibit (e)1.1

                                        1